SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	April 2, 2007

Wells Real Estate Fund XIV, L.P.

(Exact Name of Registrant as Specified in Charter)

Georgia	000-50647	01-0748981
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Randstad - Atlanta Building

On March 19, 2007, Fund XIII and Fund XIV Associates ("Fund XIII-XIV Associates") entered into an agreement to sell an office building containing approximately 65,000 rentable square feet and located in Atlanta, Georgia ("Randstad - Atlanta Building") to an unaffiliated third party for a gross sales price of $9,250,000, excluding closing costs, (the "Agreement"). Fund XIII-XIV Associates is a joint venture partnership between Wells Real Estate Fund XIII, L.P. and Wells Real Estate Fund XIV, L.P. (the "Registrant"). As of April 2, 2007, the inspection period has expired and the earnest money deposit of $300,000 paid by the buyer has become non-refundable pursuant to the Agreement. The Registrant expects the closing of this transaction to occur during the first quarter of 2007; however, there are no assurances regarding when or if this sale will be completed.

The Registrant holds an equity interest of approximately 52.7% in Fund XIII-XIV Associates. The Randstad - Atlanta Building is 100% owned by Fund XIII-XIV Associates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND XIV, L.P.

(Registrant)

By: Wells CAPITAL, INC.

General Partner

By: /s/ Douglas P. Williams

Douglas P. Williams

Senior Vice President

Date: April 4, 2007